UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

SeaHavn Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-15148	33-0877143
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Skyline Tower Suite 1850

10900 NE Fourth Street

Bellevue, Washington 98004

(Address of principal executive offices)

Registrant-s Telephone Number, including area code: 1.425.990.4001

___________________NewBridge Capital, Inc.______________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 13, 2005, the Registrant completed the acquisition of assets under the Letter of Intent dated December 13, 2004, as reported on Form 8-K filed May 19, 2005. Pursuant to such agreement, the Registrant, through the company's wholly-owned subsidiary SeaHAVN Group Limited (BAH), acquired vessel purchase, management, and production marketing rights of two 105 meter international factory freezer fishing trawlers and acquisition and ownership of fishing licenses and permits authorizing harvests for the vessels within the exclusive fishing zones adjacent to coastal nations. The equity valuation of the two vessels is approximately, USD6-10 million plus working capital of USD2.5 million and vessel operational credits of USD1.2 million for the two vessels.

Under the terms of the Letter of Intent, all assets of SeaHAVN (DE), Ltd., and certain assets of SeaHAVN (BVI), Ltd., as described above, were transferred to a wholly owned subsidiary of the Registrant. In exchange for assets transferred, SeaHAVN (DE), Ltd. acquired control of the Registrant through an asset purchase whereby it obtained 26,600,000 shares of the issued and outstanding common stock of the Registrant. SeaHAVN (DE), Ltd. became the owner of approximately 83% of the issued and outstanding shares and has subsequently assumed management responsibilities of the Registrant.

Further, Registrant has arranged for the acquisition of additional assets from SeaHAVN (BVI), Ltd. that include ownership and charters for 8x62 meter factory freezer fishing trawlers.

Prior to this agreement, there was no material relationship between New Bridge Capital, Inc. and SeaHAVN (DE), Ltd. or New Bridge Capital, Inc. and SeaHAVN (BVI), Ltd. or between New Bridge Capital, Inc. and SeaHAVN Group, Ltd.

Section 8 - Other Events

Item 8.01 Other Events

On May 26, 2005, the following actions were taken by a majority of the shareholders of the Company:

  The following members were elected to the Board of Directors:

a. James A. Wexler, Chairman

b. Fred Gretsch

c. Byron Nutley

d. Scott Baker

e. Don Lake
  Acknowledgment of the new Cusip number obtained by the Company in relation to the change of the Company's name.
  Ratification of application for new stock ticker symbol.
  Authorization of CEO to accept agreement for the Company's wholly-owned subsidiary, SeaHAVN Group, Ltd. (BAH) to acquire all the stock and/or all the assets of SeaHAVN (BVI), Ltd.
  Authorization of CEO to enter into an engagement agreement with Davis Accounting Group, P.C. (CPA) or other qualified accountants, to audit the company's books and records as necessary to be updated to be updated from the last filings by predecessor management.
  Authorization of CEO to accept the proposal by Dr. Mark Brennan, M.D. to join the Company's Advisory Board as Medical Advisor regarding vessel crew and vessel safety.
  Authorization of CEO to negotiate contracts with Tatum Partner Lee Anderson to be Chief Financial Officer for the Company.
  Ratification of prior and current actions of CEO and the Company regarding the merger/acquisition with SeaHAVN (DE), Ltd. as set forth in the Letter of Intent dated 13 December 2004, and filed as an exhibit to Form 8-K on May 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ James A. Wexler

James A. Wexler, President